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                                                                     EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT


The following is a listing of all subsidiaries of 1st Source Corporation. Unless otherwise indicated, each subsidiary does business under its own name. The activities of each is described in Part I, Item I, of Form 10-K.

         NAME                     DATE OF INCORPORATION       JURISDICTION
-------------------------------   ----------------------      ------------
1st Source Bank                      April 19, 1922             Indiana

1st Source Auto Leasing, Inc.<F*>    October 29, 1973           Indiana
  (Inactive)

1st Source Insurance, Inc.<F*>       July 12, 1978              Indiana

1st Source Travel, Inc.<F*>          March 4, 1982              Indiana
  (Inactive)

FBT Capital Corporation              February 6, 1970           Indiana
  (Inactive)

1st Source Leasing, Inc.             November 29, 1979          Indiana

1st Source Capital Corporation<F*>   November 16, 1983          Indiana

Trustcorp Mortgage Company           December 5, 1973           Indiana

<F*> Wholly-owned subsidiaries of 1st Source Bank

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